Exhibit 5.1

Mourant Ozannes (Cayman) LLP 94 Solaris Avenue Camana Bay PO Box 1348 Grand Cayman KY1-1108 Cayman Islands T +1 345 949 4123 F +1 345 949 4647

Global Mofy Metaverse Limited

#3-212 Governors Square

23 Lime Tree Bay Avenue

Seven Mile Beach

P. O. Box 30746

Grand Cayman KY1-1203

Cayman Islands

7 March 2023

Global Mofy Metaverse Limited (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1 filed on 7 February 2023 (as amended to date) with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended, relating to the public offering and resale of ordinary shares in the Company of par value US$0.000002 each (the Ordinary Shares) (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto). The Registration Statement contains two prospectuses (each, a Prospectus), being (i) a prospectus to be used for the public offering by the Company of up to 1,200,000 Ordinary Shares (the IPO Shares) and (ii) a prospectus to be used for the resale of up to 740,829 Ordinary Shares.

1.	Documents Reviewed

For the purposes of this opinion letter, we have examined a copy of each of the following documents:

(a)	the certificate of incorporation of the Company dated 29 September 2021;

(b)	the amended and restated memorandum and articles of association of the Company (the M&A) adopted by a special resolution dated 16 September 2022;

(c)	a copy of the Company’s register of members (the Register of Members) that was provided to us on 23 February 2023;

(d)	a copy of the Company’s register of directors and register of officers that were provided to us on 23 February 2023 (together with the M&A and the Register of Members, the Company Records);

(e)	written resolutions of the board of directors of the Company passed on 13 December 2022 and 13 February 2023 and written resolutions of the shareholders of the Company passed on 13 February 2023 (together, the Resolutions);

(f)	a certificate of good standing dated 2 March 2023, issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing);

Mourant Ozannes (Cayman) LLP is a Cayman Islands limited liability partnership which was registered on 1 February 2022 on the conversion of the Cayman Islands firm of Mourant Ozannes to a limited liability partnership, pursuant to Part 6 of the Limited Liability Partnership Act (2021 Revision) of the Cayman Islands

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(g)	the Registration Statement; and

(h)	each Prospectus.

2.	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied upon the following assumptions, which we have not independently verified:

2.1	copies of documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2	where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the documents reviewed by us;

2.4	the genuineness of all signatures and seals;

2.5	the Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded;

2.6	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below;

2.7	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

2.8	upon issue of any Ordinary Shares, the Company will receive in full the consideration for which the Company agreed to issue those Ordinary Shares, which shall be equal to at least the par value thereof;

2.9	the validity and binding effect under the laws of the United States of America of the Registration Statement and each Prospectus and that the Registration Statement has been duly filed with the Commission;

2.10	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the M&A;

2.11	the Company is not insolvent, will not be insolvent and will not become insolvent as a result of executing, or performing its obligations under the Registration Statement or either Prospectus and no steps have been taken, or resolutions passed, to wind up the Company or appoint a receiver in respect of the Company or any of its assets;

2.12	the Company Records were, when reviewed by us, and remain at the date of this opinion accurate and complete; and

2.13	the Company will have sufficient authorised but unissued share capital to issue each Ordinary Share.

3.	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company and is in good standing with the Registrar. The Company is deemed to be in good standing on the date of issue of the Certificate of Good Standing if it:

(a)	has paid all fees and penalties under the Companies Act; and

(b)	is not, to the Registrar’s knowledge, in default under the Companies Act.

3.2	The Certificate of Good Standing is evidence that the Company is in good standing on the date thereof. Under Cayman Islands law, good standing means that the Company has paid all fees and penalties under the Companies Act and is not, to the Registrar’s knowledge, in default under the Companies Act.

3.3	Based solely on our review of the Register of Members, Anguo Jijian Enterprise Management Co.,Ltd is the registered holder of 740,829 Ordinary Shares and such Ordinary Shares are legally issued and allotted, fully paid and non-assessable.

3.4	Based solely on our review of the M&A, the authorised share capital of the Company is US$50,000 divided into 25,000,000,000 ordinary shares of a par value of US$0.000002 each.

3.5	The issue and allotment of the IPO Shares has been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement and the applicable Prospectus, the IPO Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.6	The statements under the captions “Cayman Islands Taxation” and “Enforceability of Civil Liabilities” in the Prospectus, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4.	Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

In this opinion the phrase non-assessable means, with respect to Ordinary Shares, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances and subject to the M&A, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Mourant Ozannes (Cayman) LLP

Mourant Ozannes (Cayman) LLP

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